As filed with the Securities and Exchange Commission on June 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dick’s Sporting Goods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Court Street, Coraopolis, Pennsylvania 15108

(Address of principal executive offices, including zip code)

Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan

(Full title of the plan)

Edward W. Stack

Chairman of the Board and Chief Executive Officer

Dick’s Sporting Goods, Inc.

345 Court Street

Coraopolis, Pennsylvania 15108

(724) 273-3400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeremiah G. Garvey

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania 15219-1410

(412) 562-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	12,889,210	$46.87	$604,117,272.70	$69,231.84

(1)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the underlying plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Pursuant to Rules 457(c) and (h) promulgated under the Securities Act and solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 11, 2012 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan (the “Plan”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and all other documents subsequently filed by Dick’s Sporting Goods, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”)  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the filing of a post-effective amendment that indicates that all the shares of Common Stock offered hereby have been sold or that deregisters all such shares of Common Stock then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents:

(a)          The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC on March 16, 2012;

(b)         The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2012 filed with the SEC on May 24, 2012;

(c)          The Company’s Current Reports on Form 8-K filed with the SEC on February 14, 2012, May 15, 2012 and June 11, 2012; and

(d)         The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12B (Registration No. 001-31463 filed on September 27, 2002), as amended by Amendment No. 1 on Form 8-A12B/A to the Company’s Registration Statement on Form 8-A12B (Registration No. 001-31463 filed on September 27, 2002), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, after the date of this

Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities registered hereby has been passed upon for the Company by Buchanan Ingersoll & Rooney PC (“BIR”), Pittsburgh, Pennsylvania. Certain shareholders and other attorneys of BIR beneficially own an aggregate of 3,489 shares of the Company’s Common Stock.

Item 6.  Indemnification of Directors and Officers.

Dick’s Sporting Goods, Inc. is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

The Company’s amended and restated certificate of incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving as an officer, director, employee or agent of any other enterprise at the request of the Company.

Further, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors, but not its officers, for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability asserted against such person acting in his or her capacity, whether or not the corporation would have the power to indemnify such person against such liability.  The Registrant provides liability insurance for directors and officers of Dick’s Sporting Goods and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656, filed on October 21, 2002

4.2	Amended and Restated By-Laws	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 11, 2012

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Buchanan Ingersoll & Rooney PC	Included in its opinion filed as Exhibit 5.1 hereto

24.1	Power of Attorney	Included on signature page

99.1	Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 11, 2012

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a)   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 14th day of June, 2012.

DICK’S SPORTING GOODS, INC.

By:	/s/Edward W. Stack
Edward W. Stack
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward W. Stack, Timothy E. Kullman and David I. Mossé, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Edward W. Stack	Chairman, Chief Executive Officer and Director	June 14, 2012
Edward W. Stack

/s/ Timothy E. Kullman	Executive Vice President — Finance, Administration and Chief Financial Officer (principal financial officer)	June 14, 2012
Timothy E. Kullman

/s/ Joseph R. Oliver	Senior Vice President — Chief Accounting Officer (principal accounting officer)	June 14, 2012
Joseph R. Oliver

/s/ William J. Colombo	Vice Chairman and Director	June 14, 2012
William J. Colombo

/s/ Emanuel Chirico	Director	June 14, 2012
Emanuel Chirico

/s/ Jacqualyn A. Fouse	Director	June 14, 2012
Jacqualyn A. Fouse

/s/ Walter Rossi	Director	June 14, 2012
Walter Rossi

/s/ Lawrence J. Schorr	Director	June 14, 2012
Lawrence J. Schorr

/s/ Larry D. Stone	Director	June 14, 2012
Larry D. Stone

/s/ Allen R. Weiss	Director	June 14, 2012
Allen R. Weiss

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656, filed on October 21, 2002

4.2	Amended and Restated By-Laws	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 11, 2012

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Buchanan Ingersoll & Rooney PC	Included in its opinion filed as Exhibit 5.1 hereto

24.1	Power of Attorney	Included on signature page

99.1	Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 11, 2012